SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2006

LONGPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-75236	23-2715528
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	I.D. Number)
of incorporation)

2 Braxton Way, Suite 111 Glen Mills, Pennsylvania 19342
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 284-6863

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Resignation of Principal Officer

Effective August 4, 2006, Jack N. Brown has resigned as Chief Financial Officer of the Registrant. Mr. Brown has held the position since May 1, 2005. Paul W. Wilson, President will assume the duties of Chief Financial Officer, a position he held prior to Mr. Brown’s appointment. Mr. Brown will continue to consult with the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGPORT, INC.
(Registrant)

By:	/s/ MICHAEL BOYD
Michael Boyd, Chief Executive Officer

Dated: August 9, 2006